Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-101541 and No. 33-71130 on Form S-3 and Registration Statement Nos. 33-63059, 333-61969, 333-17451, 333-82787, 333-30272, 333-63264 and 333-125697 on Form S-8 of Black Hills Corporation of our reports dated March 13, 2006, relating to the consolidated financial statements and financial statement schedule of Black Hills Corporation (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Emerging Issues Task Force Issue 02-3, Accounting for Contracts Involving Energy Trading and Risk Management Activities, effective January 1, 2003, and Financial Accounting Standards Board Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, effective December 31, 2003), and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Black Hills Corporation for the year ended December 31, 2005.

Minneapolis, Minnesota

March 13, 2006